Exhibit 15.2

10/F, CPIC Plaza, No. 28 Fengsheng Lane, Xicheng District, Beijing 100032, China

Tel: 86 10 5776 3888  Fax: 86 10 5776 3777

April 29, 2021

Kuke Music Holding Limited

4th Floor Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

as the “Company”

Dear Sirs,

We consent to the references to our firm under the heading “Item 3. Key Information - D. Risk Factors - Risks Related to Our Corporate Structure”, “Item 4. - Information on the Company - C. Organizational Structure” and “Item 10. – Additional Information – E. Taxation” in the Company’s Annual report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2021. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm